UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006
SUMMIT BANK CORPORATION
(Exact name of registrant as specified in charter)

Georgia	000-21267	58-1722476

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, Georgia 30341

(Address of principal executive offices)

(770) 454-0400

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
     On December 29, 2006, Summit Bank Corporation (“Summit”) merged with and into UCB Merger, LLC (“Merger Sub”), a wholly owned subsidiary of UCBH Holdings, Inc. (“UCBH”) pursuant to the terms of an Agreement and Plan of Merger dated as of September 18, 2006 among UCBH, Merger Sub and Summit (the “Merger Agreement”), with Merger Sub as the surviving entity. Immediately thereafter, Summit’s wholly owned subsidiary, The Summit National Bank, merged with and into UCBH’s wholly owned subsidiary, United Commercial Bank, with United Commercial Bank as the surviving entity.
     UCBH issued 4,824,861 shares of UCBH common stock and paid $88,191,689 in cash as merger consideration under the terms of the Merger Agreement. The cash payment includes $757,800 payable to holders of options to purchase shares of Summit common stock and $4,365 payable in lieu of fractional shares of UCBH common stock issuable in the merger. The closing price of the UCBH common stock as reported on the Nasdaq Global Select Market on December 29, 2006 was $17.56 per share, resulting in an aggregate value of $84,724,559 for the stock consideration issued in the merger and an aggregate transaction value of $172,916,248.
Item 3.03     Material Modification to Rights of Security Holders
     As a result of Summit’s merger into Merger Sub as described in Item 2.01 above, each then outstanding share of Summit common stock was converted into the right to receive either $24.50 per share in cash or 1.3521 shares of UCBH common stock, subject to certain merger consideration election, allocation and proration procedures set forth in the Merger Agreement. Holders of unexercised Summit stock options became entitled to receive cash in an amount equal to the difference between $24.50 and the exercise price per share of the option, multiplied by the number of shares subject to the option.
Item 5.01     Changes in Control of Registrant
     The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.
Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                       Compensatory Arrangements of Certain Officers
     Effective immediately following the consummation of the merger described above, Summit’s Chief Executive Officer, Pin Pin Chau, retired from all positions held with Summit. In addition, Summit’s President, David Yu, and Chief Financial Officer, Thomas J. Flournoy, resigned from all of their positions with Summit effective immediately following the consummation of the merger and were subsequently hired by United Commercial Bank. Neither Mr. Yu nor Mr. Flournoy serves as an “executive officer” (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) of UCBH.
Item 9.01    Financial Statements and Exhibits
Exhibit 2.1 -	Agreement and Plan of Merger dated as of September 18, 2006 among UCBH Holdings, Inc., UCB Merger, LLC and Summit Bank Corporation (incorporated by reference to Appendix A to Summit’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 30, 2006, File No. 000-21267).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UCB MERGER, LLC (as successor in interest by merger to Summit Bank Corporation)
Date: January 22, 2007	By:	/s/ Thomas S. Wu
		Name:	Thomas S. Wu
		Title:	Chairman, President and Chief Executive Officer